Exhibit 10.22

EXECUTION COPY

Diametrics Medical, Inc.

Common Stock Warrants

SUBSCRIPTION AGREEMENT

September 20, 2006

M.A.G. Capital, LLC

555 South Flower Street, Suite 4200

Los Angeles, California 90071

Ladies and Gentlemen:

Diametrics Medical, Inc., a Minnesota corporation (the “Company”), hereby confirms its agreement with M.A.G. Capital, LLC (“MAG”), as set forth below (the “Agreement”). For the avoidance of doubt, the term “Company” does not include Vanguard SynFuels, LLC (“VSF”).

Reference is hereby made to that certain term sheet, dated as of June 30, 2006, by and among MAG, Monarch Pointe Fund, Ltd. (“Monarch”), Mercator Momentum Fund, L.P. (“MMF”), Mercator Momentum Fund III, L.P. (“MMF III,” and together with Monarch, MMF and MAG, the “MAG Funds”), and VSF, as amended by the letter agreement dated as of August 11, 2006 (collectively, the “Letter Agreement”), pursuant to which VSF granted to the MAG Funds the exclusive right to pursue the acquisition of VSF. The MAG Funds hereby assign, grant, convey and transfer to the Company all rights, duties, obligations and responsibilities of the MAG Funds pursuant to the Letter Agreement and the Company hereby accepts such assignment and assumes all rights, duties, obligations and responsibilities of the MAG Funds pursuant to the Letter Agreement (the “Assignment”).

1. The Securities. Subject to the terms and conditions contained herein, in consideration of the Assignment contained in the foregoing paragraph, the Company agrees to issue and sell to MAG warrants, substantially in the form attached hereto as Exhibit A (the “Warrants”), to acquire up to an aggregate of 6,500,000 shares (subject to adjustment) (the “Warrant Shares”) of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), in accordance with the terms and conditions set forth in Section 4 hereof, the issuance of which Warrant Shares is subject to the approval of the shareholders of the Company of either (i) an amendment to the Company’s Amended and Restated Articles of Incorporation or (ii) the merger of the Company into a wholly owned subsidiary of the Company incorporated in the State of Delaware, in either case resulting in a sufficient number of authorized shares for the Company to reserve a sufficient number of authorized but unissued shares of Common Stock to issue the Warrant Shares (either such shareholder approval being referred to herein as the “Shareholder Approval,” and such date as the Company obtains the Shareholder Approval being referred to herein as the “Shareholder Approval Date”). The number of Warrant Shares that MAG may elect to acquire at any time is subject to limitation in the Warrants, such that if MAG so elects, the aggregate number of shares of Common Stock of which MAG, together with all persons affiliated with MAG, have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) does not at any time exceed 9.99% of the Company’s then outstanding Common Stock.

This Agreement, the Certificate of Designations of Series J Convertible Preferred Stock (the “Preferred Stock”), as filed with the Secretary of State of the State of Minnesota (the “Certificate of Designations”), the Warrants, those certain Voting Agreements, each dated September 20, 2006, by and between the Company and the shareholders or subscribers for the Preferred Stock parties thereto, a certificate of designations for Series K Convertible Preferred Stock of the Company (the “Series K Preferred Stock”), and the Registration Rights Agreement by and among the Company, Monarch, MMF, MMF III, MAG and certain additional accredited investors signatories thereto entered into concurrently herewith and attached hereto as Exhibit B, are sometimes herein collectively referred to as the “Transaction Documents.”

The Warrants will be offered and sold to MAG without such offer and sale being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, the “Securities Act”), in reliance on exemptions therefrom.

In connection with the issuance and sale of the Warrants, the Company has made available (including electronically via the SEC’s EDGAR system) to MAG its periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 and all subsequent reports, forms, schedules, statements, documents, filings and amendments filed by the Company with the SEC under the Exchange Act, are collectively referred to as the “Disclosure Documents.” All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents.

2. Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule (the “Disclosure Schedule”) delivered by the Company to MAG on the date hereof, the Company represents and warrants to and agrees with MAG as of the date of this Agreement and as of the Closing Date (as defined in Section 4 below), as if such representations and warranties were remade on the Closing Date, as follows:

(a) The Disclosure Documents as of their respective dates did not, and will not (after giving effect to any updated disclosures therein) as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made with respect to information contained in the Disclosure Documents about VSF. The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed or hereafter are filed with the SEC, complied and will comply, at the time of filing, in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, as applicable.

(b) Except as set forth on the Disclosure Schedule, there are no subsidiaries of the Company. The Company has been duly incorporated and the Company is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own or lease, as applicable, and operate its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification. As of the date hereof, the Company has the authorized, issued and outstanding capitalization set forth in on Schedule B attached hereto (the “Company Capitalization”). The Board of Directors of the Company has authorized, subject to Shareholder Approval, an aggregate of 6,592,755 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Company’s 2006 Incentive Compensation Plan. Except as set forth in the Disclosure Documents or on the Disclosure Schedule, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or “Blue Sky” laws) or voting; except as set forth in the Disclosure Documents or on the Disclosure Schedule, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and except as set forth in the Disclosure Documents or on the Disclosure Schedule, there is no agreement, understanding or arrangement among the Company and each of its stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or the election of directors of the Company or the governance of the Company’s affairs, and such agreements, understandings and arrangements, if any, will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents.

(c) Except as set forth on the Disclosure Schedule, the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Each of the Transaction Documents has been duly and validly authorized by all necessary corporate and shareholder action on the part of the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

(d) The Warrants have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and non-assessable. Subject to the Shareholder Approval, the Warrant Shares issuable with respect to the Warrants will have been duly authorized and validly reserved for issuance, and when issued upon exercise of the Warrants in accordance with the terms thereof, will have been validly issued, fully paid and non-assessable. The Common Stock of the Company conforms to the description thereof contained in the Disclosure Documents. Except as set forth in the Disclosure Schedule, the stockholders of the Company have no preemptive or similar rights with respect to the Common Stock.

(e) Except for the consents set forth on the Disclosure Schedule, no consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the execution, delivery, or performance of any obligations under the Transaction Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, or (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required.

(f) Except as set forth on the Disclosure Schedule, the Company is not (i) in material violation of its articles of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, or (iii) except as described in the Disclosure Documents, in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject.

(g) Except as set forth in the Disclosure Schedule, the execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (i) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (A) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company is a party or to which any of their respective properties or assets are subject, (B) the articles of incorporation or bylaws of the Company or of any the Subsidiaries (or similar organizational document) or (C) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or any of their respective properties or assets or (ii) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries.

(h) The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders’ equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim unaudited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the selected financial and statistical data included in the Disclosure Documents present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and each of the auditors previously engaged by the Company or to be engaged in the future by the Company is or will be an independent certified public accountant as required by the Securities Act for an offering registered thereunder.

(i) Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which the Company is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company, would, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties or results of operations of the Company (any such event, a “Material Adverse Effect”) or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Warrants to be sold hereunder or the application of the proceeds therefrom or the other transactions contemplated by the Transaction Documents or described in the Disclosure Documents.

(j) The Company has not received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(k) The Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as now conducted (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and the Company has not received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents.

(l) Subsequent to June 30, 2006 and except for the Transaction Documents and the Contribution Agreement, dated as of the date hereof, between the Company and the members of VSF (the “Contribution Agreement”), or as described in the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 or in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005: (i) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of its capital stock or otherwise; (iii) there has not been any material increase in the long-term indebtedness of the Company; (iv) there has not occurred any event or condition, individually or in the aggregate, that has a Material Adverse Effect, and (v) the Company has not sustained any material loss or interference with respect to its businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

(m) There are no material legal or governmental proceedings nor are there any material contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents and the Disclosure Schedule. Except as described in the Disclosure Documents and the Disclosure Schedule, the Company is not in default under any of the contracts described in the Disclosure Documents, and the Company has not received a notice or claim of any such default nor does it have knowledge of any breach of such contracts by the other party or parties thereto.

(n) The Company has no owned real property. The Company has good and marketable title to the leasehold estate in the real property described in the Disclosure Documents as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents. Except as set forth in the Disclosure Schedule, all material leases, contracts and agreements to which the Company is a party or by which it is bound are valid and enforceable against the Company and are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and in full force and effect, in each case subject to the Enforceability Exceptions.

(o) The Company has filed all necessary federal, state and foreign income and franchise tax returns, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company.

(p) The Company is not, and immediately after the Closing Date will not be, required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q) The Company has not, to the knowledge of any of the Company’s directors, officers, employees, agents or controlling persons, taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in the stabilization or manipulation of the price of the Common Stock.

(r) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, but excluding MAG) has directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Warrants or engaged in any other conduct that would cause such offering to be constitute a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of MAG in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Warrants to MAG in the manner contemplated by this Agreement to register any of the Warrants under the Securities Act.

(s) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(t) The Company carries general liability insurance coverage as set forth in the policy previously made available for review by MAG.

(u) The Company maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its material assets is permitted only in accordance with management’s authorization and (iv) the values and amounts reported for its material assets are compared with its existing assets at reasonable intervals.

(v) Except for certain fees owed to MAG set forth on the Disclosure Schedule, the Company does not know of any claims for services, either in the nature of a finder’s fee, broker’s fee, financial advisory fee or other like fee, that it has incurred with respect to the offering of the Warrants and the transactions contemplated by the Transaction Documents.

(w) The Common Stock is eligible for trading on the Over-the-Counter Bulletin Board (the “OTC Bulletin Board”). Except as described in the Disclosure Documents, the Company currently is not, to its knowledge, in violation of any rule of the National Association of Securities Dealers. The consummation of the transactions contemplated by the Transaction Documents will not violate any rule of the National Association of Securities Dealers.

(x) The Company is eligible to use Form SB-2 for the resale of the Warrant Shares by MAG or its transferees. The Company has no reason to believe that it is not capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Warrant Shares under the securities or “blue sky” laws of any jurisdiction within the United States.

(y) None of the officers or directors of the Company (i) has been convicted of any crime (other than traffic violations or misdemeanors not involving fraud) or, to the Company’s knowledge, is currently under investigation or indictment for any such crime, (ii) has been found by a court or governmental agency to have violated any securities or commodities law or to have committed fraud or is currently a party to any legal proceeding in which either is alleged, (iii) except as set forth in the Disclosure Schedule, has been the subject of a proceeding under the bankruptcy laws or any similar state laws, or (iv) has been an officer, director, general partner, or managing member of an entity which has been the subject of such a proceeding.

3. Representations and Warranties of MAG. MAG represents and warrants to the Company as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date) as follows:

(a) MAG represents and warrants to the Company that the Warrants to be acquired by it hereunder (including the Warrant Shares that it may acquire upon exercise of the Warrants) are being acquired for their own account for investment and with no intention of distributing or reselling such Warrants (including the Warrant Shares that it may acquire upon exercise thereof) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State. Nothing in this Agreement, however, shall prejudice or otherwise limit the right of MAG to sell or otherwise dispose of all or any part of such Warrant Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. By executing this Agreement, MAG further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to any of the Warrants.

(b) MAG understands that the Warrants (including the Warrant Shares that it may acquire upon exercise thereof, as the case may be) have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

MAG agrees to the imprinting, so long as appropriate, of the following legend on the Warrants (including the Warrant Shares that it may acquire upon exercise thereof):

The shares of stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred (“transferred”) in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

The legend set forth above may be removed if and when the Warrant Shares are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act.

The Warrants and the Warrant Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide MAG, upon request, with a substitute certificate, not bearing such legend at such time as such legend is no longer applicable. MAG agrees that, in connection with any transfer of the Warrant Shares by it pursuant to an effective registration statement under the Securities Act, it will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Warrants or the Warrant Shares.

(c) MAG represents and warrants to the Company that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and that it is not an “underwriter” within the meaning of Section 2(11) of the Securities Act. MAG represents and warrants to the Company that it has not learned of the opportunity to acquire the Warrants or any other security issuable by the Company through any form of general advertising or public solicitation.

(d) MAG represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrants, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(e) MAG represents and warrants to the Company that its overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and its purchase of the Warrants will not cause such overall commitment to become excessive.

(f) MAG recognizes that the purchase of the Warrants involves a high degree of risk.

(g) MAG represents and warrants to the Company that (i) the purchase of the Warrants to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of MAG, enforceable against MAG in accordance with its terms, subject to the Enforceability Exceptions, (ii) the purchase of the Warrants to be purchased by it does not conflict with or violate its charter, by-laws or any law, regulation or court order applicable to it; and (iii) the purchase of the Warrants to be purchased by it does not impose any penalty or other onerous condition on MAG under or pursuant to any applicable law or governmental regulation.

(h) MAG represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, partners, members, or controlling persons has taken, directly or indirectly, any actions designed, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock.

(i) MAG acknowledges that it or its representatives have reviewed and understand the Transaction Documents and Disclosure Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Warrants, including the terms and conditions of the proposed Acquisition, and the merits and risks of investing in the Warrants; (ii) access to information about the Company, the proposed Acquisition and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Warrants; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information in the Transaction Documents and the Disclosure Documents.

(j) MAG represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Transaction Documents and the Disclosure Documents and such other information as may have been provided to it or its representatives by the Company in response to their inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party (“Third Party Reports”). MAG understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(k) MAG understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents supplied to MAG by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company’s actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(l) MAG understands and acknowledges that (i) the Warrants are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and MAG hereby consents to such reliance.

(m) MAG understands that no U.S. federal or state agency, or any agency or governmental or regulatory authority in any other country, including without limitation, the U.S. Securities and Exchange Commission, has passed upon the Warrants or made any finding or determination as to the fairness of this investment.

(n) Except for certain fees owed to MAG set forth on the Disclosure Schedule, MAG does not know of any claims for services, either in the nature of a finder’s fee, broker’s fee, financial advisory fee or other like fee, that MAG has incurred with respect to the offering of the Warrants and the transactions contemplated by the Transaction Documents.

4. Purchase, Sale, and Delivery of the Warrants.

(a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth and in consideration of the Assignment, the Company agrees to issue and sell to MAG, and MAG agrees to purchase from the Company, the Warrants, for a total consideration of One Dollar ($1.00) (the “Purchase Price”).

(b) The closing of the transactions described herein (the “Closing”) shall take place at a time and on a date (the “Closing Date”) to be specified by the parties, which will be no later than 5:00 p.m. (Pacific time) on September 20, 2006. The Closing will occur when all documents and instruments necessary or appropriate to effect the transactions contemplated herein are exchanged by the parties and all actions taken at the Closing will be deemed to be taken simultaneously.

(c) On the Closing Date, the Company shall (i) deliver share certificates in definitive form for the Warrants issued to the MAG, duly executed on behalf of the Company, (ii) deliver this Subscription Agreement, duly executed on behalf of the Company, and (iii) deliver the Registration Rights Agreement, duly executed on behalf of the Company. On the Closing Date, MAG shall deliver this Subscription Agreement, the Voting Agreement and the Registration Rights Agreement, each duly executed on behalf of MAG, and shall pay the Purchase Price in accordance with Section 4(d) below.

(d) MAG shall pay the Purchase Price on the Closing Date in cash as directed by the Company.

5. Certain Covenants of the Company. The Company covenants and agrees with MAG as follows:

(a) The Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) which could be integrated with the sale of the Warrants in a manner which would require the registration under the Securities Act of the Warrants. For the avoidance of doubt, the parties agree that the conversion into Common Stock of the Company of the Preferred Stock ,the Series H Convertible Preferred Stock, the Series I Convertible Preferred Stock, and the outstanding $750,000 Convertible Secured Promissory Notes (the “Convertible Notes”) of the Company, and exercise for 732,064 shares of Common Stock of the Company of outstanding warrants of the Company (the “Outstanding Warrants”) does not constitute any such transaction that would be so integrated with the sale of the Warrants.

(b) The Company will use its commercially reasonable efforts to avoid becoming, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

(c) Except as set forth in the Disclosure Schedule, none of the proceeds of the Warrants will be used to reduce or retire any insider note or convertible debt held by an officer or director of the Company.

(d) Subject to Section 9 of this Agreement, the Warrant Shares will be eligible for listing on the OTC Bulletin Board or such market on which the Company’s shares are subsequently listed or traded, immediately following the effectiveness of the Registration Statement (as defined in Section 9).

(e) The Company will use its commercially reasonable efforts to ensure that no officer or director of the Company sells any shares of Company Common Stock from the Closing Date until the date that is 90 days following the effective date of the Registration Statement, as defined in Section 10 below; provided, however, that this provision shall not restrict Ocean Park Advisors, LLC or the principals thereof (collectively, “OPA”) or certain officers and directors of the Company from selling the shares of Common Stock issuable upon (i) the conversion of the Series I Preferred Stock held by OPA, (ii) the exercise of up to an aggregate of 339,568 options held by such officers and directors prior to the date hereof or (iii) the exercise of 25 percent of the options issued to OPA pursuant to the Company’s 2006 Incentive Compensation Plan in connection with the acquisition of VSF. The Company represents that each of its officers and directors is aware of this commitment and has agreed to use his or her best efforts not to sell any shares of Company Common Stock during this period.

(f) The Company will use commercially reasonable efforts to obtain the Shareholder Approval and to effect the reincorporation of the Company in Delaware as promptly as possible, or in the event that such Shareholder Approval is not obtainable, the Company will use commercially reasonable efforts to obtain the Shareholder Approval to effect an amendment to the Company’s Amended and Restated Articles of Incorporation as promptly as possible, in either case resulting in a sufficient number of authorized shares for the Company to reserve a sufficient number of authorized but unissued shares of Common Stock to issue the Warrant Shares. The Company shall use commercially reasonable efforts to ensure that the Warrant Shares will be duly authorized and reserved for issuance, and that, when issued upon exercise of the Warrants in accordance with the terms thereof, such Warrant Shares will be validly issued, fully paid and nonassessable.

(g) The Company shall use its reasonable commercial efforts to obtain consents from the Company’s existing preferred stockholders and secured debt holders to convert the securities of the Company held by them, including the Series H Convertible Preferred Stock and the Series I Convertible Preferred Stock and the $750,000 Convertible Secured Promissory Notes (the “Convertible Notes”), into Common Stock of the Company on the Closing Date.

(h) The Company shall use its reasonable commercial efforts to obtain consents from the Company’s existing warrant holders such that all outstanding warrants shall be exercised prior to the Closing Date, or the holders thereof shall otherwise relinquish their rights under the warrant agreements and the warrants shall be retired and extinguished upon the Closing Date.

(i) The Company will use its reasonable commercial efforts to do and perform all things required to be done and performed by it under this Agreement and the other Transaction Documents and to satisfy all conditions precedent on its part to the obligations of MAG to purchase and accept delivery of the Warrants.

6. Covenants of MAG. MAG, on behalf of itself, its affiliates, its successors and assigns and any other direct or indirect transferee holding any of the Warrants or the Warrant Shares, hereby covenants and agrees not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” or encourage others to “short sell” the securities of the Company.

7. Conditions of MAG’s Obligations. The obligation of MAG to purchase and pay for the Warrants is subject to the following conditions unless waived in writing by MAG:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) None of the issuance and sale of the Warrants pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company’s knowledge, threatened against the Company or MAG relating to the issuance of the Warrants or MAG’s activities in connection therewith or any other transactions contemplated by this Agreement, the other Transaction Documents or the Disclosure Documents.

(c) MAG shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect of paragraphs 5(a) and (b).

(d) MAG shall have received an opinion of Dorsey & Whitney LLP, counsel to the Company, with respect to the authorization of the Warrants and the Warrant Shares and other customary matters in the form attached hereto as Exhibit C-1.

(e) MAG shall have received an opinion of Sidley Austin LLP, counsel to the Company, with respect to the matters in the form attached hereto as Exhibit C-2.

(f) All of the conditions precedent to the obligations of the Company contained in Article VIII of the Contribution Agreement shall have been satisfied.

(g) The Company shall have entered into employment agreements with each of Darrell Dubroc and Tim Collins, and employment or consulting agreements with each of Bruce Comer and Heng Chuk (together with Messrs. Dubroc and Collins, the “Management”). The equity compensation payable to the Management pursuant to such employment and/or consulting agreements shall be substantially as set forth on Schedule B hereto.

8. Termination.

(a) This Agreement may be terminated in the sole discretion of the Company by notice to MAG if at the Closing Date: (i) the representations and warranties made by MAG in Section 3 are not true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written), or (ii) as to the Company, the sale of the Warrants hereunder (x) is prohibited or enjoined by any applicable law or governmental regulation or (y) subjects the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or government regulation that would materially reduce the benefits to the Company of the sale of the Warrants to MAG.

(b) This Agreement may be terminated by MAG by notice to the Company given in the event that: (i) the Company shall have failed, refused or been unable to satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, or (ii) if after the execution and delivery of this Agreement and immediately prior to the Closing Date, trading in securities of the Company on the OTC Bulletin Board shall have been suspended, or (iii) the representations and warranties made by the Company in Section 2 are not true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written).

(c) This Agreement may be terminated by mutual written consent of all parties.

9. Registration. The Company shall, no later than the later of (x) the date that is ninety (90) days from the date hereof or (y) the date that is five (5) business days following the Shareholder Approval Date (such date of filing, the “Filing Date”), file with the SEC a registration statement on Form SB-2 or S-3 (the “Registration Statement”), registering the resale of the maximum number of Warrant Shares issuable upon exercise of the Warrants, and shall use its commercially reasonable efforts to have the Registration Statement declared effective no later than the date that is 60 days after the Filing Date in the event the SEC has no comments on the Registration Statement (or by the date that is 120 days after the Filing Date in the event the SEC has comments on the Registration Statement) and to maintain the effectiveness of such Registration Statement thereafter, as set forth in the Registration Rights Agreement.

10. Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to MAG, at the address set forth below.

If to the Company:

Diametrics Medical, Inc.

6033 West Century Blvd., Suite 850

Los Angeles, CA 90045

Attention: W. Bruce Comer III

Telephone No.: (310) 670-2721

Facsimile No.: (310) 670-4107

with a copy to (which shall not constitute notice):

Sidley Austin LLP

555 West Fifth Street, Suite 4000

Los Angeles, CA 90013

Attention: Stephen D. Blevit, Esq.

Telephone No.: (213) 896-6029

Facsimile No.: (213) 896-6600

If to MAG:

M.A.G. Capital, LLC

555 South Flower Street, Suite 4200

Los Angeles, California 90071

Attention: David Firestone

Facsimile: (213) 533-8285

with a copy to (which shall not constitute notice):

Justin O’Neill

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, California 90071

Facsimile: (213) 891-8763

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 6:00 p.m. (New York time) on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 6:00 p.m. (New York time) or on a date that is not a business day. Change of a party’s address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

11. Survival Clause. If the Closing occurs, the respective representations, warranties, agreements and covenants of the Company and MAG set forth in this Agreement shall survive until the second anniversary of the Closing.

12. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificate of Designations, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

13. Successors. This Agreement shall inure to the benefit of and be binding upon MAG and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of MAG; MAG may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. For the sake of clarity, the reincorporation of the Company in Delaware shall not be regarded to give rise to an assignment for which consent of MAG is required under this Section 15.

14. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or MAG in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or MAG at law or in equity or otherwise. No waiver of or consent to any departure by the Company or MAG from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and MAG. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or MAG from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

15. Entire Agreement. This Agreement, together with the Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

16. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

17. APPLICABLE LAW; JURISDICTION. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. To the fullest extent permitted by applicable law, the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any New York State court or federal court sitting in the Borough of Manhattan in respect of any suit, action or proceeding arising out of or relating to the provisions of this Agreement and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.

18. Counterparts. This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Company and MAG.

Very truly yours,

Diametrics Medical, Inc.

By:	/s/ W. Bruce Comer III
Name:	W. Bruce Comer III
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

M.A.G. Capital, LLC

By:	/s/ Harry Aharonian
Harry Aharonian
Portfolio Manager

By:	/s/ Todd Bomberg
Todd Bomberg
Chief Investment Officer

Schedules

Schedule A – Capitalization

Exhibit A

Form of Warrant

of

Diametrics Medical, Inc.

Exhibit B

Form of Registration Rights Agreement

Exhibit C-1

Matters to be covered in Opinion of Minnesota Law Counsel

Exhibit C-2

Matters to be covered in Opinion of Securities Law Counsel